UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2025

Independence Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Market Street, Suite 2601
Philadelphia, Pennsylvania, 19103
(Address of Principal Executive Office) (Zip Code)

(267) 270-4800
(Registrant’s telephone number, including area code)

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On May 14, 2025, Independence Realty Trust, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders. The Company’s stockholders voted on: (1) the election of ten directors, each to serve for a term expiring at the Company’s 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2025, and (3) an advisory, non-binding resolution on the Company’s executive compensation. The tables below show the voting results.

Proposal 1:  Election of Ten Directors.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Scott F. Schaeffer	185,717,085	5,259,591	769,585	15,493,639
Stephen R. Bowie	189,540,611	2,006,441	199,209	15,493,639
Ned W. Brines	189,638,279	1,898,742	209,240	15,493,639
Richard D. Gebert	190,314,163	1,170,501	261,597	15,493,639
Melinda H. McClure	187,665,394	3,815,048	265,819	15,493,639
James J. Sebra	182,076,008	9,401,070	269,183	15,493,639
Ana Marie del Rio	190,434,859	1,093,824	217,578	15,493,639
Deforest B. Soaries, Jr., D. Min.	187,932,268	3,548,966	265,027	15,493,639
Lisa Washington	189,401,138	1,372,145	972,978	15,493,639
Craig Macnab	190,752,961	726,439	266,861	15,493,639

Proposal 2:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
204,109,244	2,567,317	563,339	—

Proposal 3:	Advisory, non-binding resolution on the Company’s executive compensation program.

Votes For	Votes Against	Abstentions	Broker Non-Votes
186,264,202	4,630,492	851,567	15,493,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

May 14, 2025	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	President and Chief Financial Officer